As filed with the U.S. Securities and Exchange Commission on June 21, 2023

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

C3.ai, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	26-3999357
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1400 Seaport Blvd,
Redwood City, California 94063
(Address of principal executive offices) (Zip code)
C3.ai, Inc. 2020 Equity Incentive Plan
C3.ai, Inc. 2020 Employee Stock Purchase Plan
(Full titles of the plans)
Thomas M. Siebel
Chief Executive Officer
C3.ai, Inc.
1400 Seaport Blvd
Redwood City, California 94063
(Name and address of agent for service)
(650) 503-2200
(Telephone number, including area code, of agent for service)

Copies to:
Eric Jensen Calise Y. Cheng Sepideh Mousakhani Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
C3.ai, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 5,697,128 shares of its Class A common stock under the Registrant's 2020 Equity Incentive Plan (the “2020 Plan”), pursuant to the provisions of the 2020 Plan providing for an automatic increase in the number of shares of Class A Common Stock reserved and available for issuance under the 2020 Plan on May 1, 2023, and (ii) 1,139,425 shares of its Class A common stock under the Registrant's 2020 Employee Stock Purchase Plan (the “2020 ESPP”), pursuant to the provisions of the 2020 ESPP providing for an automatic increase in the number of shares of Class A common stock reserved and available for issuance under the 2020 ESPP on May 1, 2023.
In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
These additional shares of Class A common stock are securities of the same class as other securities for which the Registration Statements on Form S-8 were filed with the Commission on December 9, 2020 (File No. 333-251236), June 28, 2021 (File No. 333-257452) and June 23, 2022 (File No. 333-265781) (collectively, the “Prior Registration Statements”).

PART II
ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
a.The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2023 filed with the Commission on June 21, 2023;
b.The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 30, 2020 (File No. 001-39744) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description; and
c.All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference and a part hereof.

ITEM 8.    EXHIBITS

Exhibit No.	Description	Incorporated by Reference
		Form	File No.	Exhibit No.	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-39744	3.1	December 11, 2020
4.2	Amended and Restated Bylaws of the Registrant	S-1/A	333-250082	3.4	November 30, 2020
4.3	Form of Class A common stock certificate of the Registrant	S-1/A	333-250082	4.1	November 30, 2020
5.1*	Opinion of Cooley LLP
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2*	Consent of Cooley LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1	C3.ai, Inc. 2020 Equity Incentive Plan and forms thereunder	S-1/A	333-250082	10.2	November 30, 2020
99.2	C3.ai, Inc. 2020 Equity Incentive Plan form of Stock Option Grant Notice and Agreement - Early Exercise	10-Q	001-39744	10.3	December 2, 2021
99.3	C3.ai, Inc. 2020 Equity Incentive Plan forms of international award agreements	10-K	001-39744	10.2.1	June 25, 2021
99.4	C3.ai, Inc. 2020 Employee Stock Purchase Plan	S-1/A	333-250082	10.3	November 30, 2020
107*	Filing Fee Table
_______
*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 21st day of June, 2023.

C3.ai, Inc.

By:	/s/ Thomas M. Siebel
	Name:	Thomas M. Siebel
	Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Siebel and Juho Parkkinen, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas M. Siebel
Thomas M. Siebel	Chief Executive Officer and Chairman of the Board	June 21, 2023
(Principal Executive Officer)
/s/ Juho Parkkinen
Juho Parkkinen	Senior Vice President and Chief Financial Officer	June 21, 2023
(Principal Financial and Accounting Officer)
/s/ Lisa A. Davis
Lisa A. Davis	Director	June 21, 2023

/s/ Richard C. Levin
Richard C. Levin	Director	June 21, 2023

/s/ Michael G. McCaffery
Michael G. McCaffery	Director	June 21, 2023

/s/ Condoleezza Rice
Condoleezza Rice	Director	June 21, 2023

/s/ KR Sridhar
KR Sridhar	Director	June 21, 2023

/s/ Bruce Sewell
Bruce Sewell	Director	June 21, 2023

/s/ Jim H. Snabe
Jim H. Snabe	Director	June 21, 2023

Name	Title	Date
/s/ Stephen M. Ward, Jr.
Stephen M. Ward, Jr.	Director	June 21, 2023